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                                                                     EXHIBIT 5.1

                      [Letterhead of Arnold & Porter LLP]

                                December 6, 2004

Videotron Ltee
300 Viger Avenue East
Montreal, Quebec H2X 3W4
Canada

         Re:  U.S.$315,000,000 6 7/8% SENIOR NOTES DUE JANUARY 15, 2014

Ladies and Gentlemen:

    We have acted as U.S. counsel to Videotron Ltee, a company incorporated under the laws of the Province of Quebec (the "Company"), and the Company's subsidiaries Videotron TVN inc., Le SuperClub Videotron ltee, Videotron (1998) ltee, Groupe de Divertissement SuperClub Inc., SuperClub Videotron Canada inc. and Les Proprietes SuperClub inc. (collectively, the "Guarantors") in connection with the Company's new 6 7/8% Senior Notes due January 15, 2014 and the accompanying guarantees by the Guarantors (collectively, the "Exchange Notes") in aggregate principal amount of up to U.S.$315,000,000. The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form F-4 (the "Registration Statement") relating to the Company's offer to exchange the Exchange Notes for all of its outstanding
6 7/8% Senior Notes due January 15, 2014 issued on November 19, 2004 and the accompanying guarantees by the Guarantors (collectively, the "Outstanding Notes" and, together with the Exchange Notes, the "Notes") as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"). The Exchange Notes will be issued, and the Outstanding Notes were issued, pursuant to an indenture dated as of October 8, 2003, as supplemented by the First Supplemental Indenture dated as of July 12, 2004 (the "Indenture"), by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, N.A. (now named Wells Fargo Bank, National Association), as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Prospectus.

    We have reviewed the Registration Statement and the Indenture, including the form of the Notes attached thereto, filed as Exhibits 4.3 and 4.4 to the Registration Statement, and original, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or appropriate as a basis for our opinion hereinafter set forth. We have also made such legal and factual examinations and inquiries
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Videotron Ltee
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as we have deemed necessary or appropriate for purposes of this opinion. We have assumed that the issuance and exchange of the Exchange Notes for the Outstanding Notes have been duly authorized by the requisite corporate action on the part of the Company and the Guarantors, that the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and that the Exchange Notes will be duly executed and delivered by the Company and the Guarantors. Furthermore, we have assumed the authority of the Trustee to enter into the Indenture and to authenticate the Exchange Notes, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

    We express this opinion as members of the bar of the State of New York, and we do not express any opinion herein as to matters governed by any laws other than the laws of the State of New York and the federal laws of the United States. We understand that Ogilvy Renault, Canadian counsel for the Company, has delivered an opinion with respect to the due authorization, execution and delivery of the Indentures and the Exchange Notes by the Company and the Guarantors, which is filed as Exhibit 5.2 to the Registration Statement.

    Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and exchanged for the Outstanding Notes as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors' rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

    Based upon and subject to the foregoing, we are further of the opinion that, under the laws of the United States in effect as of the date hereof and as of the date of the Prospectus, the discussion under the heading "Certain Tax Considerations -- Certain U.S. Federal Income Tax Considerations" in the Prospectus included in the Registration Statement contains, with respect to U.S. Holders, the relevant and material provisions of present U.S. federal income tax law and is true and correct as set forth therein.

    This opinion speaks only as of its date and is limited to present statutes, regulations, judicial interpretations, orders, directives and decrees applicable to the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Tax Considerations -- Certain U.S. Federal Income Tax Considerations" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          /s/ Arnold & Porter LLP